UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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
                             HERLEY INDUSTRIES, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 26, 2008
                                -----------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 on Tuesday, February 26, 2008, beginning at 9:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of two directors in Class II to hold office until the 2010 Annual Meeting of Stockholders.

     2. Proposal to amend Herley's by-laws to provide for the resignation of any director nominee who receives more "withheld" votes than "for" votes in uncontested elections.

     3. Ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accountants for the year ending August 3, 2008.

     4.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on January 7, 2008, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about January 11, 2008.

                                      By Order of the Board of Directors,

                                      MYRON LEVY
                                      Chairman and Chief Executive Officer

    Dated:  January 15, 2008
            Lancaster, Pennsylvania

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                       THIS PAGE LEFT INTENTIONALLY BLANK

                             HERLEY INDUSTRIES, INC.
                           101 North Pointe Boulevard
                          Lancaster, Pennsylvania 17601
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, February 26, 2008
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Tuesday, February 26, 2008, at Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 at 9:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:

     o    election of two Class II directors;
     o by-law amendment to provide for the resignation of any director nominee who receives more "withheld" votes than "for" votes in uncontested director elections;
     o ratification of the appointment of our independent registered public accountants.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on January 7, 2008. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     o    by attending the meeting in person; or
     o    by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the by-laws amendment and FOR the appointment of our independent registered public accountants.


What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and appointment of our independent registered public accountants, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of January 7, 2008 must be present at the meeting. This is referred to as a quorum. On January 7, 2008, there were 13,561,745 shares issued and outstanding and entitled to vote.

What vote is required to approve each item?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote on the amendment to our by-laws and appointment of our independent registered public accounting firm will be required for approval. An abstention will be counted as a vote against these proposals and broker non-votes will have no effect on the votes.

                               EXECUTIVE OFFICERS

  Name                   Age    Position
  ----                   ---    --------
  Myron Levy              67    Chairman of the Board, Chief Executive Officer,
                                 and Director
  Jeffrey L. Markel       59    Chief Operating Officer
  Kevin J. Purcell        50    Vice President and Chief Financial Officer
--------------------

     Mr. Myron Levy was appointed Chairman of the Board in June 2006 after serving as Vice Chairman of the Board since August 2003, and has been our Chief Executive Officer since August 2001. Prior thereto, Mr. Levy served as President since June 1993, as Executive Vice President and Treasurer since May 1991, and as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice President, by Griffon Corporation.

     Jeffrey L. Markel was appointed Chief Operating Officer in June 2007. Prior to joining Herley, Mr. Markel was employed at BAE Systems serving as President of the Network Enabled Systems Line of Business since 1997. From 1994 to 1997 he was Vice President of Program Management for GEC Marconi. His prior employment was at Hazeltine Corporation, with his last position there being Vice President, Communication Systems. Mr. Markel has over 38 years of experience in the defense industry encompassing electronic systems, sub-systems, and components. His educational background includes a Bachelor of Science in Mechanical Engineering and a Bachelor of Arts in Applied Science from Lehigh University, as well as a Masters in Business Administration from Long Island University.

     Kevin J. Purcell was appointed Vice President and Chief Financial Officer in June 2006. Prior to joining Herley, Mr. Purcell served as Vice President Finance, Contracts and Compliance for Smiths Aerospace LLC, Customer Services Americas. Previously, Mr. Purcell served other companies in senior financial positions including Vice President and CFO, Controller and Director. In addition, he worked for a number of years in the Government Contractor Advisory Services group of KPMG. Mr. Purcell received his B.B.A. degree in financial accounting from Iona College and his M.B.A. degree from Pepperdine University. He is a Certified Public Accountant and a Certified Management Accountant.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of our common stock as of September 28, 2007 by (a) each beneficial owner of 5% or more of our outstanding stock known to us, based solely on filings with the Securities and Exchange Commission, (b) each of our directors,
(c) each of our Named Executive Officers and (d) all of our directors and executive officers as a group.

     The percentage of beneficial ownership for the table is based on 13,977,115 shares of our common stock outstanding as of September 28, 2007. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Herley Industries, Inc., 101 North Pointe Boulevard, Lancaster, PA 17601.

     The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power and those shares of common stock that the stockholder has the right to acquire within 60 days after September 28, 2007 through the exercise of any stock option. The "Percentage of Outstanding Shares" column treats as outstanding all shares underlying such options held by the stockholder, but not shares underlying options held by other stockholders.

                                           Common Stock                      % of Outstanding
Name of Beneficial Owner             Beneficially Owned (1) (2)                   Shares
------------------------             --------------------------            -----------------------
Myron Levy                                 1,531,615                          10.2%
John M. Kelley (10)                           74,923                          *
Jeffrey L. Markel (3)                         50,000                          *
Kevin J. Purcell (4)                           5,000                          *
Carlos C. Campbell                            35,000                          *
John A. Thonet (5)                           108,649                          *
Adm. Edward K. Walker, Jr. (Ret.)             73,500                          *
Dr. Edward A. Bogucz                          37,575                          *
Adm. Robert M. Moore (Ret.)                   37,500                          *
Third Avenue Management, Inc. (6)          2,743,511                          19.6%
GAMCO Investors (7)                        1,477,147                          10.6%
Dimensional Fund Advisors, Inc. (8)        1,177,249                           8.4%
Lee N. Blatt (9)                           1,544,399                          10.1%
Directors and executive
 officers  as a group
  (9 persons)                              1,953,792                          12.7%
-------

 * Indicates ownership of less than one percent.

(1) No officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of September 28, 2007 pursuant to stock options awarded under our stock option plans:

       Myron Levy        1,075,000   John A. Thonet                87,500
       John M. Kelley       87,000   Adm. Edward K. Walker, Jr.    72,000
       Jeffrey L. Markel    50,000   Dr. Edward A. Bogucz          37,500
       Kevin J. Purcell      5,000   Adm. Robert M. Moore          37,500
       Carlos C. Campbell   35,000   Directors and executive
                                     officers as a group        1,457,000

(3)  Mr. Markel was appointed Chief Operating Officer in June 2007.
(4) Mr. Purcell was appointed Vice President and Chief Financial Officer in June 2006.
(5) Does not include 155,998 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 30,669 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.
(6)  Address is 622 Third Avenue, New York, NY 10017.
(7)  Address is One Corporate Center, Rye, NY 10580.
(8)  Address is 1299 Ocean Avenue, Santa Monica, CA 90401.

                                       6

(9) Includes beneficial ownership of 1,301,000 shares that may be acquired within 60 days of September 28, 2007 pursuant to stock options. Mr. Blatt entered into a voting trust agreement wherein sole voting power to 1,301,000 shares under stock options held by him and 21,099 shares held in his IRA was granted to the Company's Chairman, Myron Levy. Mr. Blatt's address is 471 N. Arrowhead Trail, Vero Beach, FL 32963.
(10) On December 4, 2007, the Board accepted Mr. Kelley's resignation as President, which was tendered for health reasons. Mr. Kelley remains an employee of our Company.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provide for a Board of Directors consisting of not less than three nor more than twelve directors. Our Board of Directors now consists of six directors. At each annual meeting of stockholders, directors constituting a class are elected for staggered three year terms.

     The board has nominated Myron Levy and Dr. Edward A. Bogucz for election as Class II directors to serve until the 2010 annual meeting of stockholders or until his successor is duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class II unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

     The following table sets forth our directors and the classes in which they will be presently serving.

            Class I                               Class II                           Class III
            -------                               --------                           ---------
(To serve until the 2009 Annual         (To serve until the 2010 Annual      (To serve until the 2008 Annual
Meeting of Stockholders)                Meeting of Stockholders)             Meeting of Stockholders)
--------------------------------------  -------------------------------      -------------------------------
Rear Adm. Robert M. Moore (Ret.)(1)(2)     Myron Levy                          John A. Thonet
Rear Adm. Edward K. Walker, Jr. (Ret.)     Dr. Edward A. Bogucz (1)(3)         Carlos C. Campbell (2)(3)
     (1)(2)(3)

-----------
(1)  Member of the Compensation and Audit Committee
(2)  Member of Governance and Ethics Committee
(3)  Member of Nominating Committee

     The business experience of our directors and nominees for director is set forth below.

     Mr. Myron Levy was appointed Chairman of the Board in June 2006 after serving as Vice Chairman of the Board since August 2003, and has been our Chief Executive Officer since August 2001. Prior thereto, Mr. Levy served as President since June 1993, as Executive Vice President and Treasurer since May 1991, and as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice President, by Griffon Corporation.

     Rear Admiral Edward K. Walker, Jr. (Ret.), 74, was appointed Vice Chairman of the Board in June 2006. Rear Admiral Walker served as the Director of Corporate Strategy for Resource Consultants, Inc., a privately held corporation supporting the Department of Defense and other government agencies, after his retirement from the United States Navy in 1988 until 2000. Prior to his retirement from the United States Navy, Rear Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. He holds a Bachelor's Degree from the United States Naval Academy and Master's Degree in Business Administration from The George Washington University.

     Dr. Edward A. Bogucz, 51, is currently Executive Director of the New York Center of Excellence in Environmental Systems, a university-industry consortium that includes 12 universities and research institutions. Previously, Dr. Bogucz served as Dean of Engineering and Computer Science at Syracuse University from 1995 through 2003. Dean Bogucz earned his bachelor's and doctoral degrees in mechanical engineering from Lehigh University and a Master's Degree from Imperial College, University of London. His teaching and research expertise includes fluid dynamics, energy systems, computational methods, and multidisciplinary analysis and design. As Dean, he led the strengthening of the College of Engineering and Computer Science in selected areas, including RF and microwave devices, information fusion, systems assurance, and environmental technologies.

     Rear Admiral Robert M. Moore (Ret.), 68, is a consultant in business and financial management. He is a retired Rear Admiral, U.S. Navy. His 35-year career in the Navy culminated in his last assignment in charge of the Navy's worldwide supply system. He holds a Bachelor's Degree from the University of Texas and a Master's Degree in Business Administration from Harvard University.

     Mr. John A. Thonet, 57, has been Secretary since January 2003, and is President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters, for the past ten years.

     Mr. Carlos C. Campbell, 70, operates a consulting business in Reston, Virginia and serves on the Board of Directors for Resource America, Inc. and Pico Holdings, Inc., both publicly traded companies. He is a veteran of nine years as a Naval Flight Officer and served in the Administration of President Reagan as the Assistant Secretary for Economic Development, U.S. Department of Commerce.

                              DIRECTOR INDEPENDENCE

     We have adopted the NASDAQ Stock Market's standards for determining the independence of directors. Under these standards, an independent director means a person other than an executive officer or one of our employees or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the following persons shall not be considered independent:

     o a director who is, or at any time during the past three years was, employed by us;
     o a director who accepted or who has a family member who accepted any compensation from us in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
          o compensation for service on the Board of Directors or any committee thereof;

          o compensation paid to a family member who is one of our employees (other than an executive officer); or
          o under a tax-qualified retirement plan, or non-discretionary compensation;
     o a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
     o a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
          o    payments arising solely from investments in our securities; or
          o payments under non-discretionary charitable contribution matching programs;
     o a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or
     o a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

     For purposes of the NASDAQ independence standards, the term "family member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

     The Board of Directors has assessed the independence of each non-employee director under the independence standards of the NASDAQ Stock Market set forth above, and has affirmatively determined that four of our non-employee directors (Mr. Campbell, Admirals Walker and Moore and Dr. Bogucz) are independent.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended July 29, 2007 there were:

     o    thirteen meetings of the Board of Directors
     o    five meetings of the Audit Committee
     o    three meetings of the Compensation Committee
     o    five meetings of the Governance and Ethics Committee
     o    one meeting of the Nominating Committee

Audit Committee and Audit Committee Financial Expert

     The Board has a standing Audit Committee. The Board has affirmatively determined that each director who serves on the Audit Committee is independent, as the term is defined by applicable Nasdaq and Securities and Exchange Commission ("SEC") rules. During fiscal 2007, the Audit Committee of the Board of Directors of the Company consisted of Edward K. Walker (Chairman), Robert M. Moore, and Edward A. Bogucz. The members of the audit committee have substantial experience in assessing the performance of companies, gained as members of the Company's board of directors and audit committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the board of directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the board of directors believes that they competently perform the functions required of them as members of the audit committee and, given their backgrounds, it would not be in the best interest of the Company to replace any of them with another person to qualify a member of the audit committee as a financial expert.

     The Audit Committee regularly meets with our independent registered public accounting firm outside the presence of management.

         The Audit Committee operates under a written charter which is set forth as Exhibit A to this proxy statement.

Compensation Committee

     Our Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year, and administers our stock-based benefit plans. The Compensation Committee currently consists of Edward A. Bogucz, Chairman, Edward K. Walker and Robert M. Moore. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates, and are independent directors under NASDAQ listing standards.

Nominating Committee

     Our Nominating Committee currently consisting of Carlos C. Campbell, Chairman, Edward K. Walker, and Edward A. Bogucz, each of whom is an independent director, identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Shareholders, recommends a slate of nominees for election as Directors at such meeting.

Governance and Ethics Committee

     During fiscal 2007, our Governance and Ethics Committee consisted of Robert
M. Moore, Chairman, Edward K. Walker and Carlos C. Campbell, each of whom is an independent director, monitors developments in corporate governance principles and other corporate governance matters and makes recommendations to the Board of Directors regarding the adoption of additional corporate governance principles.

Stockholder Recommendations for Board Nominees

     The Nominating Committee will consider stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating stockholder's ownership of Company stock, should be sent to the attention of the Secretary of the Company.

Stockholder Communications with the Board

     We have not developed to date a formal process by which stockholders may communicate directly with directors. However, in recent years an informal process has developed in which communications sent to the Board of Directors or in care of an officer or our other representative is forwarded to the Chief
Executive Officer, who is also a director. We believe this process has adequately served the needs of the Board of Directors and our stockholders. In light of SEC disclosure rules on this matter, the Board of Directors may consider the development and adoption of more formal procedures. Until such procedures are adopted and disclosed to our stockholders, stockholders may direct communications intended for the Board of Directors to the Secretary of the Company, at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication" or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

                              DIRECTOR COMPENSATION

     Directors who are also employees of the Company are not separately compensated for their services as directors.

Cash Compensation to Board Members

     Directors who are not our employees receive an annual fee of $15,000 and a fee of $1,500 for each interim board of directors meeting attended. For fiscal 2007, the Corporate Governance Committee Chairman received an annual fee of $15,000, and other members of the Corporate Governance Committee received $5,000 annually. The Audit Committee Chairman received an annual fee of $25,000, and other members of the Audit Committee received $10,000 annually. The Compensation Committee Chairman received an annual fee of $7,500, and other members of the Compensation Committee received $5,000 annually. The Nominating Committee Chairman received an annual fee of $7,500, and other members of the Nominating Committee received $5,000 annually.

Equity Compensation to Board Members

     The Company grants options to purchase shares of the Company's Common Stock to its outside directors on a periodic basis. During fiscal 2007, the Company granted immediately vesting options to purchase 60,000 shares of common stock at a price of $17.82 per share to its outside directors as follows:

         Rear Admiral Edward K. Walker, Jr. (Ret.)            15,000
         Dr. Edward A. Bogucz                                 12,500
         Rear Admiral Robert M. Moore (Ret.)                  12,500
         John A. Thonet                                       10,000
         Carlos C. Campbell                                   10,000

Other

     Board members are reimbursed for reasonable expenses in attending meetings of the Board of Directors and for expenses incurred in connection with their complying with our corporate governance policies. The Company also provides directors' and officers' liability insurance and indemnity agreements for our directors. During fiscal 2007, no other compensation was provided to our directors.

                           DIRECTOR COMPENSATION TABLE

     The following table provides information with respect to all compensation awarded to, earned by or paid to each person who served as a director (except for Mr. Levy, our Chief Executive Officer, who receives no additional compensation for his service on our Board) for all of fiscal 2007. Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, except for expenses incurred in connection with attendance at board meetings which in the aggregate are less than $10,000 each, made any equity or non-equity awards to directors, or paid any other compensation to directors.

                                                Fees Earned
                                                 or Paid in   Option Awards
      Name                                       Cash ($)      ($)(1)(2)       Total ($)
      -----                                      --------      ---------       ---------
      Rear Admiral Edward K. Walker, Jr. (Ret.)   $57,500       $56,687         $114,187

      Dr. Edward A. Bogucz                        $45,000       $47,239          $92,239

      Rear Admiral Robert M. Moore (Ret.)         $55,000       $47,239         $102,239

      John A. Thonet                              $22,500       $37,791          $60,291

      Carlos C. Campbell                          $35,000       $37,791          $72,791

-----------
(1) These amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123(R). Assumptions used in the calculation of this amount for purposes of our financial statements are included in Note A-15 of the Notes to Consolidated Financial Statements included in the Company's 2007 Annual Report on Form 10-K/A, Amendment No. 1.

(2) The aggregate number of options outstanding to purchase shares of our common stock as of July 29, 2007, as set forth following their respective names, is as follows: Mr. Walker 72,000 shares, Dr. Bogucz 37,500 shares, Mr. Moore 37,500 shares, Mr. Thonet 87,500 shares and Mr. Campbell 35,000 shares.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2007,  our  Compensation  Committee  consisted  of Dr.  Edward A.
Bogucz, and Messrs. Edward K. Walker, Jr., and Robert M. Moore. None of these persons were our officers or employees during fiscal 2007 nor had any relationship requiring disclosures in this proxy statement.

Certain Relationships and Related Transactions

     Effective October 12, 2006 and as a condition to entering into the Administrative Agreement with the Department of the Navy (see Note A.1 of the Notes to Consolidated Financial Statements included in the Company's 2007 Annual Report on Form 10-K/A Amendment No. 1), the Company entered into an agreement (the "Agreement") with Lee N. Blatt to terminate the Employment Agreement between the Company and him dated as of July 29, 2002 and modified on December 9, 2003. Under the terms of the Agreement he will receive a lump sum payment of $9,461,528 payable $3,000,000 upon the effective date of the Agreement and sixty-four (64) consecutive monthly payments of $100,000 commencing on January 1, 2007 and a final payment of $61,528 on May 1, 2012 as evidenced by a Promissory Note dated effective October 12, 2006. In addition he received his bonus of $636,503 for fiscal year 2006, and shall be entitled to receive medical care reimbursement and insurance, including life insurance, in accordance with the original terms of his Employment Agreement. The Agreement also provides that all outstanding stock options previously issued to him which are all vested and fully exercisable shall continue to be exercisable by him or, following his death, by his designated beneficiaries, on or before the expiration date of the specific option. In the event of a "change of control" of the Company as defined in the Employment Agreement all remaining payments due under the Promissory Note become immediately due and payable.

     Prior to the acquisition of MSI, MSI had leased one of its two buildings in Fort Walton Beach, Florida from MSI Investments, a Florida General Partnership. MSI Investments is owned by four individuals, two of whom are currently employees of MSI and one who serves as a consultant.

     In connection with the move of the Amityville facilities of GMC in fiscal 1999, the Company entered into a 10 year lease agreement with a partnership partially owned by the children of an officer of the Company. The lease provides for initial minimum annual rent of $312,000 subject to escalation of approximately 4% annually throughout the 10 year term. Additionally, in March 2000, the Company entered into another 10 year lease with the same partnership for additional space. The initial minimum annual rent of $92,000 is subject to escalation of approximately 4% annually. On August 24, 2005, the Company amended the agreement to incorporate the two individual leases into a single lease and extended the term of the lease to August 31, 2010.

Indemnification Agreements

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provide indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

                      COMPENSATION DISCUSSION AND ANALYSIS

     This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our Named Executive Officers ("NEOs") (as defined in the Summary Compensation Table below) and places in perspective the data presented in the tables and narrative that follow.

Compensation Philosophy and Overview

     We believe that the most effective compensation program is one that is designed to reward the achievement of our financial and strategic goals, and which aligns executives' interests with those of our stockholders.

     The compensation plans for our executive officers have three principal elements: a base salary, discretionary cash incentive bonuses linked to achievement of financial and strategic goals and equity-based incentive compensation. In addition, we provide our executive officers a variety of benefits that in most cases are available generally to all of our salaried employees. We view the components of compensation as related but distinct. Although the Compensation Committee of our Board of Directors (the "Committee") reviews the total compensation of our executive officers, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. We do believe that the executive compensation package should be fair and reasonable when taken as a whole.

     We have not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation. However, our philosophy is to keep cash compensation at a competitive level while providing the opportunity to be significantly rewarded through equity if our company and our stock price perform well over time.

     We also believe that executive officers should have a greater percentage of their equity compensation in the form of stock options rather than restricted stock or restricted stock unit awards, as stock options have greater risk associated with them than these other equity grants. We believe that our executive officers should have a larger portion of their equity incentive awards at risk as compared with our other employees.

Role of Executive Officers in Compensation Decisions

     Mr. Myron Levy, our Chief Executive Officer, annually reviews the performance of each of our other executive officers. The conclusions reached by Mr. Levy and his recommendations based on these reviews, including with respect to salary adjustments, incentive awards and equity award amounts, are presented by Mr. Levy to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Committee makes all final compensation decisions for each of our executive officers.

     Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer.

Role of the Compensation Committee

     The Compensation Committee currently consists of Edward A. Bogucz, Chairman, Edward K. Walker and Robert M. Moore. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates, and are independent directors under NASDAQ listing standards.

     The Committee ensures that our executive compensation and benefits program is consistent with our compensation philosophy and our corporate governance guidelines and is empowered to make decisions regarding executive officers total compensation, and subject to the approval of the Board, our Chief Executive Officer's total compensation.

     The Committee reviews our overall compensation strategy at least annually to ensure that it promotes stockholder interests, supports our strategic and tactical objectives and provides for appropriate rewards and incentives for our executive officers. The Committee's most recent overall compensation review occurred in October 2007.

Accounting and Tax Implications of Our Compensation Policies

     In designing our compensation programs, the Committee considers the financial accounting and tax consequences to the Company as well as the tax consequences to our employees. We account for equity compensation paid to our employees under SFAS 123(R), which requires us to estimate and record an expense over the service period of the award. The SFAS 123(R) cost of our equity awards is considered by management as part of our equity grant recommendations to the Committee. Our equity grant practices have been impacted by SFAS 123(R), which we adopted in the first quarter of our 2006 fiscal year.

     Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct for income tax purposes in any one year with respect to our five most highly compensated executive officers. The $1 million limit does not apply to compensation that is considered "performance-based" under applicable tax rules. Our executive stock options are intended to qualify as "performance-based," so that compensation attributable to those options is fully tax deductible.

     We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, employees generally control the timing of taxation with respect to the exercise of stock options.

Components of our Executive Compensation Program

     Base Salary

     We establish base salaries that are sufficient, in the Committee's judgment, to retain and motivate our NEOs while taking into account the unique circumstances of our Company. In determining appropriate salaries, the Committee considers each NEO's scope of responsibility and accountability within our Company and reviews the NEO's compensation, individually and relative to other officers, as well as similarly situated companies. We have entered into employment agreements with our NEOs which provide for adjustments as set forth more fully below in the section titled "Employment Agreements." In fiscal 2007, there were no increases in any NEO's salary beyond what is called for in the individual employment agreements, such as cost-of-living increases.

     Discretionary Cash Incentive Bonuses

     The Committee believes that discretionary cash bonus compensation for NEOs should be directly linked to our overall corporate financial performance, individual performance and our success in achieving both our short-term and long-term strategic goals. In assessing the performance of our Company and our NEOs during fiscal 2007, the Committee considered our performance in the following areas:

     o    Increase levels of component integration and value added content;
     o    Enhancement of our manufacturing capabilities;
     o    Pursuit of selective commercial opportunities;
     o    Maintaining leadership in microwave technology;
     o    Strengthening and expanding customer relationships; and
     o    Maintaining our reputation for integrity.


     For fiscal 2007, the Committee awarded Mr. Levy an incentive cash bonus of $750,000 based on his employment agreement and on a number of factors, including his strong performance as Chairman of the Board and CEO, his assumption of responsibilities of our former Chairman and the comparison of his salary to our other NEOs, as well as our peer group. Mr. Kelley received a discretionary cash bonus of $50,000 and Mr. Purcell received $60,000. Mr. Markel did not receive a discretionary bonus for fiscal 2007 as his employment with us did not begin until June 2007. The bonuses awarded by the Committee for fiscal 2007 are detailed in the Summary Compensation Table on page 18.


     Our bonuses are structured to be deductible under Section 162(m) of the Internal Revenue Code which denies publicly-held corporations a federal income tax deduction for compensation in excess of $1 million paid to the CEO and the four other most highly compensated officers during a fiscal year unless the compensation is "performance-based." We believe that our process of awarding cash bonuses satisfies this requirement; however, there can be no assurance that any amounts paid as discretionary cash bonuses will be deductible.

     In view of the scope of the employment agreements we have with our NEOs, we do not expect changes in the manner in which discretionary cash bonuses are awarded to our NEOs.

Equity-Based Long Term Incentive Compensation

     We believe that our equity incentive compensation arrangements are an important factor in developing an overall compensation program that is competitive with our peer group of companies and that aligns the interests of our NEOs with those of our stockholders.

     We believe that stock options effectively align the long-term interests of management with our stockholders. Additionally, we believe that our NEO's should have a greater percentage of their equity awards at risk as compared with our other employees. Since NEOs do not benefit from stock options unless the price of our stock increases after the grant date as compared with the grant price, they clearly provide NEOs with an added incentive to build shareholder value. We have not in the past, repriced the exercise price for stock options that have been granted when the future stock price has decreased below the exercise price of such stock options. The date of our awards of stock options is established by the Committee at a meeting held approximately four to six weeks prior to the date of grant. Stock options granted in fiscal 2007 to our NEOs are set forth in the table on page 18. Grants of stock options vest over a period of years in order to serve as an inducement for the NEOs to remain in the employ of our

Company. It is contemplated that we will continue to offer stock options as the principal component of our equity compensation arrangement for our NEOs.

     The number of shares of stock options awarded to our NEOs is established by the Committee in consultation with our CEO, taking into account a number of factors, including the position, job performance and overall responsibility of each NEO. Since the value of the stock options granted to our NEOs is based upon the price of our shares, the Committee believes that the granting of stock options is a significant incentive to our NEOs to continue to build shareholder value. The Committee also believes that the multi-year vesting periods for the stock options will be helpful in linking equity compensation to long-term performance.

Executive Benefits and Perquisites

     All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has reviewed and discussed with management the disclosures set forth above under the heading "Compensation Discussion and Analysis" and, based on such review and discussions, the Compensation Committee recommended to the Board that such disclosure be included in our Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended July 29, 2007.

        The Compensation Committee:  Edward A. Bogucz (Chairman)
                                     Edward K. Walker
                                     Robert M. Moore

Executive Compensation Tables

         Summary Compensation Table

     The following table sets forth the annual and long-term compensation with respect to our Chairman, Chief Executive Officer ("Principal Executive Officer"), our Chief Financial Officer ("Principal Financial Officer") and our other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year as required under SEC rules (collectively, the "Named Executive Officers") for services rendered for the fiscal year ended July 29, 2007.

                                                                               Non-Equity
  Name and Principal                                             Option      Incentive Plan      All Other
       Position          Year       Salary       Bonus (2)     Awards (3)     Compensation    Compensation (5)      Total
       --------          ----       ------       ---------     ----------     ------------    ----------------      -----
 Myron Levy, Chairman   2007    $ 713,126 (1)         -                -    $ 750,000 (4)     $ 18,677          $  1,481,803
 of the Board and
 Chief Executive
 Officer

 John M. Kelley,        2007    $ 250,000       $ 50,000      $     7,356            -        $ 12,031          $    319,387
 President

 Jeffrey L. Markel,     2007    $  47,116             -       $   299,346            -             -            $    346,462
 Chief Operating
 Officer (6)

 Kevin J. Purcell,      2007    $ 220,000       $ 60,000      $    75,871            -        $ 14,660          $    370,531
 Chief Financial
 Officer
--------

(1) Includes a cost of living adjustment of $27,371 for Mr. Levy under his employment contract.
(2)  Executive bonuses are paid at the discretion of the board of directors.
(3) Amounts represent the aggregate expense recognized for financial statement reporting purposes with respect to fiscal 2007 in accordance with SFAS 123(R) for stock options granted to the Named Executive Officers in the current fiscal year or in prior fiscal years (disregarding estimates of forfeitures for service-based vesting). SFAS 123(R) expense for the stock options is based on the fair value of the options on the date of grant using the Black-Scholes option-valuation model. The assumptions used in determining the fair value of the options are set forth in Note A-13 of Notes To Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K/A, Amendment No. 1 the year ended July 29, 2007.
(4)  Represents incentive compensation under Mr. Levy's employment agreement.
(5) The following table describes each component of the "All Other Compensation" column in the "Summary Compensation Table" above.

                                                            Other
                                                          Personal
                    Matching                             Including
                  Contribution   Supplemental   Medical   Personal
                  to Employee       Life      Insurance    Use of
                  Savings Plan    Insurance    Benefits     Auto      Total
                  ------------   ------------  --------  ---------    -----
Myron Levy             $ 8,800        $ 4,572   $ 1,552    $ 1,260 $ 18,677
John M. Kelley           8,800            828        -       2,403   12,031
Kevin J. Purcell         8,800            225        -       5,635   14,660

(6) Mr. Markel was appointed Chief Operating Officer on June 4, 2007 at an annual rate of compensation of $350,000.

Grants of Plan-Based Awards in Fiscal 2007

     The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 2007.

                                                   All Other
                                                    Option
                                                    Awards:    Exercise
                                                  Number of     or Base
                                                  Securities   Price of   Grant Date
                                                  Underlying    Option  Fair Value of
                                                 Options (#)    Awards     Option
                    Name         Grant Date         (1)        ($/Sh)     Awards(2)
                    ----         ----------         ---        ------     ---------
            John M. Kelley          6/8/2007         17,500     $ 17.82    $   128,590
            Jeffrey L. Markel       5/9/2007        250,000     $ 15.77    $ 1,426,275

--------
(1) Options issued in fiscal 2007 were at 100% of the closing price of our common stock on the date of issue and vest as follows: Mr. Kelley- one fifth of the options vest one year from date of grant and one fifth each year thereafter; Mr. Markel - one fifth on June 1, 2007 and one fifth each year thereafter.
(2) The amounts under the column labeled "Grant Date Fair Value of Option Awards" is the fair value of the stock options under SFAS 123 (R) granted to the named executives in 2007, which is the amount that the Company will expense in its financial statements over the option's vesting schedule. These amounts reflect the Company's accounting expense and may not correspond to the actual value that will be recognized by the named executives.

Outstanding Equity Awards at Fiscal 2007 Year End

     The following table provides information with respect to each unexercised stock option held by the Named Executive Officers as of July 29, 2007.

                                                        Option Awards
                                                        --------------
                                 Number of        Number of
                                 securities       securities
                                 underlying       underlying
                                unexercised      unexercised         Option
                                options (#)        options          Exercise        Option
                 Name           Exercisable   (#) Unexercisable    Price ($)    Expiration Date
                 ----           -----------   -----------------    ---------    ---------------
        Myron Levy                    225,000                  -      $ 10.45         5/18/2010
                                      150,000                  -      $  8.38         3/12/2011
                                      250,000                  -      $ 13.10         12/3/2011
                                      250,000                  -      $ 19.52         5/21/2012
                                      200,000                  -      $ 17.98          5/2/2015
        John M. Kelley                  7,500                  -      $  7.25        11/30/2008
                                       17,500                  -      $ 19.52         8/21/2007
                                       10,000                  -      $ 19.83        12/23/2009
                                       40,000                  -      $ 17.98          5/2/2010
                                            -             17,500      $ 17.82          9/8/2012
        Jeffrey L. Markel              50,000            200,000      $ 15.77          5/9/2017
        Kevin J. Purcell                5,000             20,000      $ 19.38          9/2/2011

Option Exercises in Fiscal 2007

     The following table sets forth stock options exercised during fiscal 2007 by the Named Executive Officer.

                                        Number of
                                         Shares               Value
                                        Acquired             Realized
                                           on                   on
                  Name                Exercise (#)       Exercise ($)(1)
                  ----                ------------       ---------------
             John M. Kelley                12,000          $ 41,901
-------

(1) Value is calculated by subtracting the exercise price from the trading price of the common stock as of the exercise date.

Employment Agreements

     Myron Levy entered into an employment agreement with us, dated as of July 29, 2002 which expires December 31, 2012, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provides for an annual salary as of July 29, 2007 at the rate of $707,319 and provides for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provides for incentive compensation at 3% in the aggregate of our pretax income. Incentive compensation earned for fiscal year ended July 29, 2007 was $750,000. At the end of the employment period, the agreement provides for a ten-year consulting period at an annual compensation rate equivalent to one-half of Mr. Levy's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     The employment agreement with Mr. Levy provides for certain payments following death or disability, and also provides that, in the event there is a change in control, as defined, he has the option to terminate the agreement and receive a lump-sum payment equal to the sum of the salary payable for the remainder of the employment term, plus the annual incentive (based on the average of the three highest annual incentive awarded during the ten preceding years) for the remainder of the employment term. As of July 29, 2007, the amount payable in the event of such termination would be approximately $7,709,000.

     John M. Kelley entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of July 29, 2007 at the rate of $250,000, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. In addition, Mr. Kelley has entered into a severance agreement with us which provides that in the event of a change in our control, as defined, prior to September 30, 2008, he is entitled to two years' base salary.

     Mr. Jeffrey Markel entered into an employment agreement with us, dated as of June 4, 2007 which expires July 31, 2010, subject to extension for additional one-year periods annually beginning July 31, 2008 with a final expiration date of July 31, 2012. The agreement provides for an initial annual salary of $350,000 (subject to a semi-annual cost of living adjustment based on the consumer  price  index),  and an initial  award of 250,000  non-qualified  stock options at the closing stock price on the date prior to execution of the agreement of $15.77 per share. The options vest 20% upon award and 20% annually over the next four years. The agreement also provides for incentive compensation to be paid at the discretion of the Board of Directors, however, incentive compensation for the fiscal year ending August 3, 2008 shall be paid at a minimum of $300,000. The agreement also provides for a consulting period of ten years at the end of the employment period at an annual compensation of $100,000. In the event of a change in our control, as defined, the executive has the option to terminate the agreement at any time after July 31, 2010 and receive a lump-sum payment equal to the sum of: (1) his salary payable for the remainder of the employment term, (2) the annual bonuses (based on the average of the annual bonuses awarded during the term of the employment agreement) for the remainder of the employment term, and (3) a lump sum payment of $500,000 representing full consideration under the consulting period.

     Kevin J. Purcell entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of July 29, 2007 at the rate of $220,000, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. In addition, Mr. Purcell has entered into a severance agreement with us which provides that in the event of a change in our control, as defined, prior to June 10, 2008, he is entitled to two years' base salary.

     Several other officers and key employees have severance agreements providing for an aggregate lump sum payment of approximately $3,440,000 through September 30, 2008 in the event of a change of control as defined in the agreements.

Estimate of Potential Payments upon Termination or Change in Control

     The following table provides an estimate of the potential payments and benefits that each of the Named Executive Officers would be entitled to receive upon termination of employment under various circumstances and upon a change of control. In each case, the table assumes the executive's termination or the change of control occurred on July 29, 2007. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events such as from the exercise of previously-vested stock options, which amount can be calculated from the Outstanding Equity Awards at Fiscal 2007 Year End table. The table also does not include benefits that are provided on a non-discriminatory basis to salaried employees generally, including amounts payable under the Company's 401(k) plan.

                                                                                        Termination
                                                                                     without Cause or
                                                Termination                           a Constructive
                                               without Cause                            Termination
                                              prior to Change         Change in       after a Change
             Name              Benefit           in Control          Control(1)       in Control(4)
             ----              -------           ----------          -----------      -------------
     Myron Levy             Severance (5)        $ 7,709,000         $ 7,709,000       $ 7,709,000

     John M. Kelley         Severance                  -               $ 500,000              -

     Jeffrey  L. Markel     Severance (5)        $ 2,450,000 (2)                 (3)   $ 2,450,000 (2)

     Kevin J. Purcell       Severance                  -               $ 440,000              -

                                       21

-------

(1) Change in control is defined as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934; or if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act other than the Company or any "person" who is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%), (20% in the case of Mr. Levy and 50.1% in the case of Mr. Markel), of the voting power of the Company's then outstanding securities; or if individuals who constitute the Board of Directors cease for any reason to constitute at least a majority thereof.
(2) In the event of termination without cause or a "constructive termination", Mr. Markel would be entitled to receive a lump-sum payment of approximately $1,950,000 representing three times his salary and estimated incentive, plus $500,000 in settlement of his consulting agreement.
(3) In the event of a change in control as defined in (1) above, Mr. Markel has the option to terminate his employment agreement at any time after July 31, 2012 and receive a lump-sum payment of approximately $1,900,000.
(4) A "constructive termination" event is (1) a material reduction of the annual base and incentive compensation opportunities specified in the officer's employment agreement to which he does not consent, (2) a failure of Herley's successor after a change of control to assume the officer's employment agreement, (3) a substantial change in the officer's position or responsibility or (4) the officer's position relocates to more than 35 additional commute miles (one way).
(5) If any payments or benefits received by Messrs. Levy or Markel would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, we would be required to pay him such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to the excise tax.

Equity Compensation Plan Information

     The following table sets forth the indicated information as of July 29, 2007 with respect to our equity compensation plans:

                                                                                                  (c)
                                                                                          Number of securities
                                               (a)                                        remaining available
                                       Number of securities             (b)               for future issuance
                                         to be issued upon       Weighted-average           under equity
                                            exercise of          exercise price of       compensation plans
                                       outstanding options,    outstanding options,     (excluding securities
Plan category                           warrants and rights     warrants and rights    reflected in column (a))
-------------                           -------------------     -------------------    ------------------------
Equity compensation
plans approved by
security holders                               2,383,643               $ 13.35                   1,779
Equity compensation
plans not approved
by security holders                            1,256,807               $ 17.65                 220,700
                                               ---------                                       -------
Total                                          3,640,450               $ 14.84                 222,479
                                               =========                                       =======

The following information is provided about our stock option plans:

     2006 New Employee Stock Option Plan. The 2006 New Employee Stock Option Plan covers 500,000 shares of common stock (as amended June 8, 2007). Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 250,000 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 217,000 shares of common stock are available for grant and 283,000 were outstanding at July 29, 2007.

     2003 Stock Option Plan. The 2003 Stock Option Plan covers 1,000,000 shares of common stock. Options granted under the plan are non-qualified stock options.

Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Options for 97,000 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 3,700 shares of common stock are available for grant and 966,800 were outstanding at July 29, 2007.

     2000 Stock Option Plan. The 2000 Stock Option Plan covers 1,500,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Options for 26,000 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 1,750 shares of common stock are available for grant and 1,225,300 were outstanding at July 29, 2007.

     1998 Stock Option Plan. The 1998 Stock Option Plan covers 2,250,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 33,500 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 29 shares of common stock are available for grant and 1,053,792 were outstanding at July 29, 2007.

     1997 Stock Option Plan. The 1997 Stock Option Plan covers 2,500,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. No options were granted under this plan during the fiscal year ended July 29, 2007 and there are no options available for grants. At July 29, 2007, options to purchase 104,551 shares of common stock were outstanding under this plan.

     1996 Stock Option Plan. The 1996 Stock Option Plan, which has now expired with respect to the granting of new options, covers 1,000,000 shares of common stock. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise prices of the options granted under the plan were at the fair market value at the date of grant. The options expire not later than ten years from the date of grant. At July 29, 2007, non-qualified options to purchase 7,007 shares of common stock were outstanding under this plan.

Employee Savings Plan

     We maintain an Employee Savings Plan ("Plan") which qualified as a thrift plan under Section 401(k) of the Internal Revenue Code (the "Code"). Effective August 1, 2006, the Plan was amended to allow employees to elect salary deferrals up to the maximum dollar amounts permissible under Code Section 402(g) not to exceed the limits of Code Section 401(k), 404 and 415. For the Plan year beginning August 1, 2005, the Plan was amended to be considered a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 3% of compensation, plus 50% of the amount of the elective deferral that exceeds 3% of compensation up to a maximum contribution of 5% of compensation. Under the Safe Harbor provision, all contributions are 100% vested when made. Additional Company contributions can be made by us, depending on profits. The aggregate benefit payable to an employee is dependent upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. ICI also has a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 6% of compensation, subject to the Code limitations discussed above. We recognized expenses of approximately $1,766,000, $1,773,000 and $1,038,000 under the plans for the fifty-two weeks ended July 29, 2007, July 30, 2006 and July 31, 2005, respectively. We also contributed to a similar plan through EWST whereby we match employee elective contributions up to a maximum of 5% of compensation. Expenses recognized for 2007, 2006 and 2005 were approximately $75,200, $55,900 and $60,600, respectively. For the year ended July 29, 2007, $8,800 was contributed by us to this plan for each of Messrs. Levy, Kelley and Purcell. A total of $66,437 was contributed for all officers and directors as a group.

                                  PROPOSAL TWO

        PROPOSAL TO AMEND HERLEY'S BY-LAWS TO PROVIDE FOR SUBMISSION OF A
           RESIGNATION LETTER BY ANY DIRECTOR NOMINEE RECEIVING MORE
              "WITHHELD" THAN "FOR" VOTES IN UNCONTESTED ELECTIONS



General

     The board of directors recommends that stockholders approve an amendment to Herley's by-laws to provide that in uncontested director elections, a director nominee receiving more "withheld" votes than "for" votes must immediately submit a resignation letter to the remainder of the board of directors. An election is contested if, as of the record date, there are more nominees for election than positions on the board of directors to be filled by election at the annual meeting.

     Herley, a Delaware corporation, uses the plurality vote standard to elect directors. Delaware law provides that a company's certificate of incorporation or by-laws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors.

     "Plurality" voting means that the nominees receiving the largest number of affirmative votes cast are elected directors up to the maximum number of directors to be elected, regardless of the number of "withheld" votes or whether affirmative votes constitute a majority of the votes cast.

     Herley's Nominating Committee believes it is in the best interests of the Company and its stockholders to amend our by-laws to provide that, in uncontested director elections, a director nominee receiving more "withheld" votes than "for" votes must immediately submit a resignation letter to the remainder of the board of directors. The Nominating Committee will consider the resignation and recommend to the board whether to accept or reject it. The board, with the recommendation of the Nominating Committee, then must accept or reject the resignation within 45 days following the stockholders' meeting and must explain its decision in a publicly available SEC filing.

     If the proposed amendment is approved, Article I, Section 2 of Herley's by-laws, will be amended as set forth in Exhibit B attached to this proxy statement.

     The by-laws amendment further provides that any proposal to amend or repeal
Article I, Section 2 of the by-laws, which has not been previously approved by the Board of Directors, will require the approval of a majority of the outstanding shares of Herley common stock. Stockholders are encouraged to read Exhibit B in its entirety.

     If approved, this amendment will become effective upon the filing of Herley's amended by-laws with the Secretary of State of Delaware. Herley will make this filing promptly after approval of the proposal at the meeting. The amended by-law standard would then be applicable to the election of directors at the 2008 Annual Meeting of Stockholders.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the issued and outstanding shares of common stock in person or by proxy and entitled to vote at the Annual Meeting on this proposal. The Board of Directors recommends a vote FOR the amendment to Herley's by-laws as set forth in Exhibit B.

                                 PROPOSAL THREE

       PROPOSAL FOR APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

General

     The Board of Directors, upon the recommendation of the Audit Committee, recommends that the stockholders approve the appointment of Marcum & Kliegman, LLP as our Company's independent certified public accounting firm to audit our financial statements for the fiscal year ending August 3, 2008.

Board Position and Required Vote


     The proposal will be adopted only if it receives the affirmative vote of a majority of the issued and outstanding shares of common stock in person or by proxy and entitled to vote at the Annual Meeting on this proposal. The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee also discussed with Marcum & Kliegman LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Marcum & Kliegman LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with Marcum & Kliegman LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K/A for the fiscal year ended July 29, 2007 for filing with the SEC.

         The Audit Committee has also reviewed and discussed the fees paid to Marcum & Kliegman LLP during the last fiscal year for audit and non-audit services, which are set forth under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with the firm's independence and has concluded that it is.

         This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that we specifically request that this report be specifically incorporated by reference.

      The Audit Committee for fiscal 2007:

      Edward K. Walker (Chairman)
      Robert M. Moore
      Edward A. Bogucz

Audit Fees

         Marcum & Kliegman LLP is our independent registered public accounting firm and performed the audit of our consolidated financial statements for fiscal years 2007, 2006, and 2005. The following table sets forth estimated fees for the audits of the fiscal years ended July 29, 2007 and July 30, 2006 performed by Marcum & Kliegman LLP:

                                                2007             2006
                                                ----             ----
           Audit Fees (1)                     $ 568,000        $ 475,000
           Audit related fees (2)             $  60,000             -

---------------
(1) Audit Fees includes fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements, Sarbanes-Oxley 404 related services, consents, and audit services provided in connection with other statutory or regulatory filings. All such services were pre-approved by the Audit committee.
(2)  Audit related fees includes the audit of our 401k plan.

     The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services. The Audit Committee has delegated to Adm. Walker the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that he reports any pre-approval of audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting.

     Marcum & Kliegman LLP did not render any other non-audit related services during fiscal years 2007 and 2006.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than 10% of our common stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2007, all Reporting Persons timely complied with all applicable filing requirements.

                      CORPORATE GOVERNANCE - CODE OF ETHICS

     We have adopted a Corporate Code of Business Ethics (the "Code") that applies to all employees, including our principal executive officer, principal financial officer, and directors of the Company. The Code is broad in scope and is intended to foster honest and ethical conduct, including accurate financial reporting, compliance with laws and the like. If any substantive amendments are made to the Code or if there is any grant of waiver, including any implicit waiver, from a provision of the Code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

               FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended July 29, 2007 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                                        COMMON STOCK PERFORMANCE

         The following graph sets forth the cumulative total stockholder return to our stockholders during the five year period ended July 29, 2007 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           Among Herley Industries, Inc., The NASDAQ Composite Index
                     And The S&P Aerospace & Defense Index

-------------------------------------------------------------------------------------------------
                             7/02        7/03         7/04        7/05        7/06         7/07
-------------------------------------------------------------------------------------------------
Herley Industries, Inc.     100.00       90.54        91.71       95.32       52.34        69.32
NASDAQ Composite            100.00      129.56       136.90      155.55      148.52       183.67
S&P Aerospace & Defense     100.00       91.96       117.22      137.98      161.30       209.20

*$100 invested on 7/31/02 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.


     Proposals of stockholders intending to be presented at the next Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than September 16, 2008 to be included in the proxy statement for that meeting.



                                     By Order of the Board of Directors,

                                                MYRON LEVY
                                     Chairman and Chief Executive Officer


Dated:   January 15, 2008
         Lancaster, Pennsylvania

                                                                       Exhibit A
                                                                       ---------
                             HERLEY INDUSTRIES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                         ------------------------------

I.   Audit Committee Purpose

     The Audit  Committee  is  appointed by the Board of Directors to assist the
Board  in  fulfilling  the  Board's   oversight   responsibilities.   The  Audit
Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial statements and the performance of its systems of internal controls regarding finance and accounting.

     o    Monitor   the   Company's   compliance   with  legal  and   regulatory
          requirements.

     o Monitor the qualifications, independence and performance of the Company's independent auditors.

     o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director, as such is defined by Nasdaq rules and any rule or regulation prescribed by the SEC, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements in accordance with the Nasdaq Audit Committee requirements.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     1. Overseeing the internal audit function and reviewing, on a continuing basis, the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

     2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

     3. Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

     4. Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by:

     (a) reviewing the independent auditors' proposed audit scope, approach and independence;

     (b) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them;

     (c) reviewing the independent auditors' peer review conducted every three years;

     (d) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

     (e) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements; and

     (f) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

     5. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements including the Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

     6. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

     7. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release.

     8. Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities.

     9. Reviewing, approving and monitoring the Company's code of ethics for its senior officers.

     10. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act.

     11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements.

     12. Providing oversight and review at least annually of the Company's risk management policies, including its investment policies.

     13. Reviewing the performance of the independent auditors and ensure that the independent auditors are accountable to the Board of Directors.

     14. Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

     15. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

     16. Reviewing related party transactions for potential conflicts of interest.

     17. Reviewing and reassessing the adequacy of its formal written charter on an annual basis.

     18. Performing other oversight functions as requested by the full Board of Directors.

Other Audit Committee Responsibilities
--------------------------------------

     19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     20. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     21. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Ethics.

                                                                       Exhibit B
                                                                       ---------
                        PROPOSED AMENDMENT TO THE BY-LAWS
                        ---------------------------------

Article I, Section 2. Annual Meetings.
--------------------------------------

     Annual meetings of stockholders shall be held on such date not earlier than September 1 nor later than March 1 of the subsequent year on such day and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote; provided, however, in an uncontested election, any director nominee who receives more "withheld" votes than "for" votes in such election, must immediately submit a resignation letter to the remaining Board of Directors upon certification of the stockholder vote and the remaining Board of Directors shall, upon a process managed by the Nominating Committee and excluding the director nominee in question, within 45 days of receiving such resignation letter determine whether to accept such resignation. The Board of Director's explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission. An election shall be considered contested if as of the record date there are more nominees for election than positions on the Board of Directors to be filled by election at the annual meeting. At the annual meeting the stockholders shall conduct such other business as may be properly brought before the meeting. Any proposal to amend or repeal this section, which has not previously been approved by the Board of Directors, shall require the approval of the holders of a majority of the outstanding shares of the Company's common stock.

                             HERLEY INDUSTRIES, INC.
                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 26, 2008


The undersigned hereby appoints ROBERT M. MOORE, Rear Admiral, U. S. Navy (retired) and EDWARD K. WALKER, JR., Rear Admiral, U. S. Navy (retired), or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 26, 2008 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH.

                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE

1.   Election of the following nominees, as set forth in the proxy statement:

                           Myron Levy
                           Dr. Edward A. Bogucz

    [  ]  FOR all nominees listed above          [  ] WITHHOLD authority to vote

         -----------------------------------------------------------------------
         (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided above).

The Board of Directors recommends a vote FOR the following proposal:

2. Approval of an amendment to the by-laws to provide for the resignation of any director nominee who receives more "withheld" than "for" votes in an uncontested election.

        FOR  [    ]                AGAINST  [    ]           ABSTAIN   [    ]



3. Ratification of the appointment of Marcum & Kliegman LLP as the Company's independent registered public accountants for the year ending August 3, 2008.


        FOR  [    ]                AGAINST  [    ]           ABSTAIN   [    ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


      SIGNATURE(S)___________________________   ____________________________

      DATED:   _____________, 2008